EXHIBIT 1

     Form of Underwriting Agreement between PHL Variable Insurance Company and Phoenix Equity Planning Corporation

              MASTER SERVICE AND DISTRIBUTION COMPLIANCE AGREEMENT

         This Agreement, made this 1st day of June, 1999, by and among PHL Variable Insurance Company ("PHL Variable"), a Connecticut stock company, PHL Accumulation Account (the "Account"), and Phoenix Equity Planning Corporation ("PEPCO"), a Connecticut corporation.

         WHEREAS, PHL Variable offers for sale variable annuity contracts funded through Separate Accounts of PHL Variable registered as unit investment trusts under the Investment Company Act of 1940 ("1940 Act") including, in the case of certain variable annuity contracts, the Account, pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 ("Securities Act"), and listed on Schedule A of this Agreement (the "Contracts"), and

         WHEREAS, PEPCO is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"), and

         WHEREAS, PHL Variable desires to engage PEPCO to perform certain services with respect to the books and records to be maintained in connection with the sale of Contracts and certain administrative and other functions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                              I. Services of PEPCO
                                 -----------------

         A. Appointment. PHL Variable hereby appoints PEPCO, and PEPCO hereby accepts the appointment as, Master Service and Distributor of the Contracts.

         B. Duties. PEPCO shall perform certain administrative, compliance and other services with respect to the Contracts as described herein. PEPCO agrees to use its best efforts in performing the activities outlined in paragraphs I. C and I. E of this Agreement.

         C. Written Agreements. PEPCO shall enter into Agreements with broker-dealer firms whose registered representatives have been or shall be properly licensed, including variable annuity licensed if required, and appointed as life insurance agents of PHL Variable. PHL Variable shall pay all fees associated with the insurance appointment of such selected representatives as insurance agents of PHL Variable. Such written Agreements with broker-dealers shall provide that such broker-dealer shall cause applications to be solicited for the purchase of the Contracts. Such Agreements shall include such terms and conditions as PEPCO may determine not inconsistent with this Agreement, provided, however, that any broker-dealer with whom PEPCO has entered into a written Agreement must:

            (a) be a registered broker-dealer under the 1934 Act and be a member of the NASD; and

            (b) agree that, in connection with the solicitation of applications for the purchase of Contracts, the broker-dealer will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the NASD relating to the sale of the Contracts and will indemnify and hold harmless PEPCO and PHL Variable from any damage or expense on account of the negligence, misconduct or wrongful act of such broker-dealer or any employee, representative or agent of such broker-dealer.

         In obtaining and entering into written Agreements with broker-dealers, PEPCO will in all respects conform to the requirements of all state and federal law, and the Rules of Fair Practice of the NASD.

         D. Recordkeeping. PEPCO shall maintain and preserve, or cause to be maintained and preserved, such accounts, books, and other documents as are required of it under this Agreement, the 1934 Act and any other applicable laws and regulations, including without limitation and to the extent applicable, Rules 17a-3 and 17a-4 under the 1934 Act. The books, accounts and records of PEPCO as to services provided hereunder, shall be maintained so as to disclose clearly and accurately the nature and details of the transactions.

         E. Sales Assistance to Agents/Registered Representatives. PEPCO shall provide sales assistance with respect to, and cause applications to be solicited for the purchase of, the Contracts by agents of PHL Variable who have been appointed by PHL Variable. PEPCO shall also prepare sales promotional materials for the Contracts and assist the agents in utilizing the materials. In addition, PEPCO shall provide broker-dealers and agents with reasonable quantities of sales promotional materials, prospectuses, sample Contracts, applications and any necessary service forms.

         F. Supervision. PEPCO shall select persons associated with it who are trained and qualified persons to solicit applications for purchase of Contracts in conformance with applicable state and federal laws. Any such person shall be a registered representative of PEPCO in accordance with the rules of the NASD, be licensed to offer the Contract in accordance with the insurance laws of any jurisdiction in which such person solicits applications, be licensed with and appointed by PHL Variable as an insurance agent to solicit applications for the Contracts and have entered into the appropriate Variable Contract Insurance Commission Agreement with PHL Variable. PEPCO will train and supervise its registered representatives to insure that the purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for that applicant. PEPCO shall pay the fees to regulatory authorities in connection with obtaining necessary securities licenses and authorizations for its registered representatives to solicit applications for the purchase of Contracts. PEPCO is not responsible for fees in connection with the appointment of registered representatives as insurance agents of PHL Variable.


         G. Sales Materials and Other Documents.
            ------------------------------------

            (a) PEPCO's Responsibilities. PEPCO shall be responsible for:
                ------------------------

                (i) the design, preparation and printing of all promotional material to be used in the distribution of the Contracts:

               (ii) the approval of promotional material by the SEC and the NASD, where required; and

              (iii) the prompt forwarding of all Contract applications received by PEPCO along with other documents, if any, and any payments received with such applications.

            (b) PHL Variable's Responsibilities.
                -------------------------------

                (i) PHL Variable shall provide PEPCO with sufficient quantities of prospectuses regarding the Contracts.

               (ii) PHL Variable shall be responsible for the approval of promotional material by state and other local insurance regulatory authorities.

              (iii) PHL Variable shall, on behalf of any broker-dealer with whom PEPCO has entered into a written Agreement, confirm the issuance of the Contract to the Contract Owner.

            (c) Right to Approve. PEPCO shall not print, publish or distribute any advertisement, circular or any document relating to the Contracts or relating to PHL Variable unless such advertisement, circular or document shall have been approved in writing by PHL Variable. Neither PHL Variable nor any of its agents or affiliates shall print, publish or distribute any advertisement, circular or any document relating to the Contracts or relating to PEPCO unless such advertisement, circular or document shall have been approved in writing by PEPCO. However, nothing herein shall prohibit any party from advertising annuities or life insurance in general or on a generic basis. Each party reserves the right to require modification of any such material to comply with applicable laws, rules and regulations and agrees to provide timely responses regarding material submitted to it by the other party.

         H. Payments to Broker-Dealers. PEPCO shall serve as paying agent for amounts due broker-dealers for sales commissions. PHL Variable shall forward to PEPCO any such amounts due broker-dealers and PEPCO shall be responsible to pay such amounts to the persons entitled thereto as set forth in the applicable written Agreements with such broker-dealers. PEPCO shall reflect such amounts on its books and records as required by Paragraph D hereto.

         I. Compliance. PEPCO shall, at all times, when performing its functions under this Agreement, be registered as a securities broker-dealer with the SEC and the NASD and be licensed or registered as a securities broker-dealer in any jurisdiction where the performance of the duties contemplated by this Agreement would require such licensing or registration. PEPCO represents and warrants that it shall otherwise comply with provisions of federal and state law in performing its duties hereunder.

         J. Payment of Expenses by PEPCO. PEPCO shall pay the expenses incurred in connection with its provision of services hereunder and the distribution of the Contracts, including those expenses incurred in connection with the preparation and distribution of sales literature and promotional materials for the Contracts and the sale and delivery of the Contracts.

                             II. General Provisions
                                 ------------------

         A. Inspection of Books and Records. PEPCO and PHL Variable agree that all records relating to services provided hereunder shall be subject to reasonable periodic, special or other audit or examination by the SEC, NASD, or any state insurance commissioner or any other regulatory body having jurisdiction. PEPCO and PHL Variable agree to cooperate fully in any securities, insurance or judicial regulatory investigation, inspection, inquiry or proceeding arising in connection with the services provided under this Agreement, or with respect to PEPCO or PHL Variable or their affiliates, to the extent related to the distribution of the Contracts. PEPCO and PHL Variable will notify each other promptly of any customer compliant or notice of regulatory proceeding, and, in the case of a customer complaint, will cooperate in arriving at a mutually satisfactory response.

         B. Indemnification. PEPCO will indemnify and hold harmless PHL Variable and the Account, from expenses, losses, claims, damages or liabilities (including attorney fees) incurred by reason of any material misrepresentation in sales literature or promotional materials developed by PEPCO for the Contracts and not pre-approved in writing by PHL Variable, or on account of any other misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of PEPCO, including any employee of PEPCO, to comply with the terms of this Agreement, but PEPCO shall not be required to indemnify for any expenses, losses, claims, damages or liabilities which have resulted from the negligence, misconduct or wrongful act of the party seeking indemnification. PEPCO shall also hold harmless and indemnify PHL Variable and Account for any expenses, losses, claims, damages, or liability (including attorneys fees) arising from any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of a broker-dealer or its employees, agents or registered representatives, to comply with the terms of the written agreement entered into between PEPCO and such broker-dealer but only to the extent that PEPCO is indemnified by the broker-dealer under the terms of the written agreement. PHL Variable will indemnify and hold harmless PEPCO, for any expenses, losses, claims, damages or liabilities (including attorneys fees) incurred by reason of any material misrepresentation or omission in a registration statement or prospectus for the Contracts, or on account of any other misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of PHL Variable, including any employee of PHL Variable, to comply with the terms of this Agreement, but PHL Variable shall not be required to indemnify for any expenses, losses, claims, damages or liabilities which have resulted from the negligence, misconduct or wrongful act of the party seeking indemnification.

         C. Compensation. PHL Variable shall compensate PEPCO for the services PEPCO performs hereunder as the parties shall agree from time to time and as listed on Schedule A of this Agreement. In addition, PHL Variable shall reimburse PEPCO for its expenses incurred under Paragraph I. J. of this Agreement. PEPCO agrees to return promptly to PHL Variable all compensation received for any Contract returned within the "free look" period as specified in the Contract.

         D. Termination. This Agreement shall become effective on the date of this Agreement and shall continue to be in effect, except that:

            (a) Any party hereto may terminate this Agreement on any date by giving the other party at least thirty (30) days' prior written notice of such termination specifying the date fixed therefor.

            (b) This Agreement may not be assigned by PEPCO without the consent of PHL Variable.

         E. Registration. PHL Variable and the Account agree to use their best efforts to effect and maintain the registration of the Contracts under the Securities Act and the Account under the 1940 Act, and to qualify the Contracts under the state securities and insurance laws, and to qualify the Contracts as annuities under the Internal Revenue Code. PHL Variable will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) of the registration and maintenance of the Contracts under the Securities Act and of the Account under the 1940 Act, and to qualify the Contracts under the state securities and insurance laws.

         F. Authority. PEPCO shall have authority hereunder only as expressly granted in this Agreement.

         G. Miscellaneous. PHL Variable agrees to advise PEPCO immediately in the case of an issuance by the SEC of any stop order suspending the effectiveness of the Prospectus for the Contracts, of all action of the SEC with respect to any amendments to the registration statement(s) which may from time to time be filed with the SEC and of any material event which makes untrue any statement made in the registration statement for the Contracts, or which requires the making of a change in the registration statement in order to make the statement therein not misleading. PHL Variable agrees to advise PEPCO in the event that formal administrative proceedings are instituted against PHL Variable by the SEC, or any state securities or insurance department or any other regulatory body regarding PHL Variable's duties under this Agreement, unless PHL Variable determines in its sole judgment exercised in good faith, that any such administrative proceeding will not have a material adverse effect upon its ability to perform its obligations under this Agreement. PEPCO agrees to advise PHL Variable in the event that formal administrative proceedings are instituted against PEPCO by the SEC, NASD, or any state securities or insurance department or any other regulatory body regarding PEPCO's duties under this Agreement, unless PEPCO determines in its sole judgment exercised in good faith, that any such administrative proceedings will not have a material adverse effect upon its ability to perform its obligations under this Agreement.

         H. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties have hereunto set their hands on the date first above written.

                             PHL VARIABLE INSURANCE COMPANY

                                          AND

                             PHL VARIABLE ACCUMULATION ACCOUNT



                             By: /s/Simon Y. Tan
                                 ----------------------------
                                 Title: President



                             PHOENIX EQUITY PLANNING CORPORATION



                             By: /s/William R. Moyer
                                 ----------------------------
                                 Title: Senior Vice President and
                                        Chief Financial Officer


phl/560

                                   Schedule A
                                   ----------


PEPCO has been appointed by PHL Variable to perform certain administrative, compliance and other services with respect to the following variable annuity contracts ("Contracts") issued by PHL Variable Insurance Company:

         The Big Edge Choice - Individual Deferred Variable Accumulation Annuity Contracts issued by the PHL Variable Accumulation Account of PHL Variable Insurance Company ("PHLV"). PEPCO shall receive payments for services performed under this Agreement equal to 6.25% of purchase or premium payments made under The Big Edge Choice contracts. In addition, upon the submission of documentation satisfactory to PHLV, PEPCO shall receive reimbursement from PHLV for any payments made to broker-dealers who act as wholesalers in introducing The Big Edge Choice to broker-dealers or financial institutions.